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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 25, 2005

                       TRANSACT TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in its charter)




           Delaware                     0-21121                06-1456680
(State or other jurisdiction    (Commission file number)     (I.R.S. employer
of incorporation)                                           identification no.)

7 Laser Lane, Wallingford, CT                                   06492
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:           (203) 269-1198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

2005 EQUITY INCENTIVE PLAN

On May 25, 2005, we held our Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, our stockholders approved the adoption of the 2005 Equity Incentive Plan (the "Plan"). The Plan provides for the issuance of up to 600,000 shares of TransAct common stock in satisfaction of awards made under the Plan. Pursuant to the Plan, our Compensation Committee is given the authority to grant awards in the form of restricted stock, restricted stock units, stock options, stock appreciation rights and performance awards to the directors, executives, key employees and consultants of TransAct and our subsidiaries. Upon adoption of the Plan, no new awards will be made under any other existing TransAct equity plan. Our Compensation Committee may determine the times at which an award may vest. In the event of a change in control (as defined in the Plan), each award becomes fully exercisable. If the change of control is also a Covered Transaction (as defined in the Plan), then each award will terminate upon the consummation of the Covered Transaction unless the acquiring entity assumes the award or provides a substitute award. If the change of control is not a Covered Transaction, then unless assumed or substituted, each award becomes fully exercisable and to the extent not previously exercised, surrendered, paid or terminated terminates upon consummation of the Covered Transaction. A copy of the 2005 Equity Incentive Plan is filed as Exhibit 99.1 to this report and is incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits.

(c)   Exhibits:

Exhibit                Description
-------                -----------
99.1                   2005 Equity Incentive Plan




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TRANSACT TECHNOLOGIES INCORPORATED



By: /s/ Steven A. DeMartino
---------------------------
Steven A. DeMartino
Executive Vice President and
Chief Financial Officer



Date: June 1, 2005




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                                  EXHIBIT LIST

The following exhibit is filed herewith.

Exhibit                Description
-------                -----------
99.1                   2005 Equity Incentive Plan.




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